UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2011 (January 27, 2011)

Realogy Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Campus Drive

Parsippany, NJ 07054

(Address of Principal Executive Offices) (Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2011, Realogy Corporation (the “Company”), Domus Intermediate Holdings Corp. (“Intermediate”), the Company’s parent, Domus Holdings Corp. (“Holdings”), the Company’s indirect parent, and the subsidiary guarantors named therein entered into a Purchase Agreement (the “Purchase Agreement”) with several initial purchasers named therein, relating to the sale by the Company of $700 million aggregate principal amount of the Company’s 7.875% Senior Secured Notes due 2019 at an issue price of 100% (the “Notes”).

The Notes will be issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes will be guaranteed on a senior secured basis by Intermediate and each domestic subsidiary of the Company that is a guarantor under its senior secured credit facility. The Notes will also be guaranteed by Holdings on an unsecured senior subordinated basis. The Notes will be secured by substantially the same collateral as the Company’s existing first lien obligations under its senior secured credit facility, but the priority of the collateral liens securing the Notes will be (i) junior to the senior priority collateral liens including those securing the Company’s first lien obligations under its senior secured credit facility and (ii) senior to the junior priority collateral liens including those securing the Company’s second lien obligations under its senior secured credit facility. Subject to customary closing conditions, the sale of the Notes is expected to close on or about February 3, 2011.

The purchase agreement contains customary representations, warranties and agreements by the Company and the guarantors. In addition, the Company and the guarantors have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities. Furthermore, the Company and the guarantors have agreed with the initial purchasers not to offer or sell any similar debt securities for a period of 60 days after the closing date without the prior written consent of the representative of the initial purchasers.

The Company will use the net proceeds from the offering of the Notes, along with cash on hand, to prepay $700 million of certain of its first lien term loans that were extended in connection with an amendment to its senior secured credit facility.

Item 8.01	Other Events.

On January 27, 2011, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit

99.1	Press Release issued January 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realogy Corporation

By:	/s/ Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: January 28, 2011

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press Release issued January 27, 2011.